UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 9, 2016

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32408	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 500, Charlotte, North Carolina		28202
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (704) 344-8150
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 9, 2016, the compensation committee of the board of directors (the "Board") of FairPoint Communications, Inc. (the “Company”) established the 2016 target bonus performance goals for certain of the Company's executive officers, including its principal executive officer, principal financial officer and other “named executive officers” (collectively, the “Officers”), under the FairPoint Communications, Inc. Annual Incentive Plan (the “AIP”).
The 2016 performance goals for bonus awards include the following for each Officer (weighted as indicated):
(i) 32.5% - Pre-Bonus Consolidated EBITDA(1) target;
(ii) 32.5% - Pre-Bonus Free Cash Flow(2) target;
(iii) 30% - the Company meeting certain objectives as set by the Board for the Company's chief executive officer and achieving certain individual or departmental performance goals or milestones for each of the other Officers; and
(iv) 5% - the Company achieving specified service quality measures.
In addition, the Company must achieve both a minimum Consolidated EBITDA objective and a minimum Free Cash Flow objective for the payment of any bonuses. Each Officer's bonus amount is based on a percentage of such Officer's 2016 base salary (such amount being 100% for the Company's chief executive officer and 50% for each of the other Officers). Any bonus awards are subject to the terms of the AIP and any applicable long term incentive plan of the Company.
(1)For purposes of calculating Pre-Bonus Consolidated EBITDA, the Company adjusts net income/(loss) for interest, income taxes, depreciation and amortization, in addition to: a) the add-back of aggregate pension and other post-employment benefits ("OPEB") expense, b) the add-back (or subtraction) of the adjustment to the compensated absences accrual to eliminate the impact of changes in the accrual, c) the add-back of costs related to the reorganization, including professional fees for advisors and consultants, d) other adjustments set forth in our credit agreement, such as the add-back of costs and expenses, including those imposed by regulatory authorities, with respect to casualty events, acts of God or force majeure to the extent they are not reimbursed from proceeds of insurance; other non-cash items, except to the extent they will require a cash payment in a future period, including impairment charges; and other items, including facility and office closures, labor negotiation related expenses, non-cash gains/losses, non-operating dividend and interest income and other extraordinary gains/losses and e) the add-back of any bonus expense to the extent any bonuses were earned.
(2)For purposes of calculating Pre-Bonus Free Cash Flow, the Company adjusts Pre-Bonus Consolidated EBITDA for cash pension contributions (net of capitalized labor), OPEB cash payments (net of capitalized labor), capital expenditures, cash interest expense, mandatory amortization, cash taxes, severance and debt restructuring.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ Shirley J. Linn
	Name:	Shirley J. Linn
	Title:	Executive Vice President and General Counsel
Date: February 10, 2016